Exhibit 10.10

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Client

Mod.003	CONTRACT

Individual

Summary of the client’s data

☐	Contact of the services offered

☐	Links object of the Agreement – Schedule I

☐	Power of Attorney – Schedule II

☐	Identity Document – Schedule III

☐	Non-Disclosure Agreement (NDA)

Notes:

Contract Between

The Company EALIXIR USA INC., with headquarters in 40 SW 13th Street, Penthouse 1, Miami - FL 33131, Tax number EIN: 38-4128522 (hereinafter referred to as EALIXIR)

Mr/Ms_

ID _                                                                No.

Social Security Number_

Resident in

Address                                                                 No.

Telephone number                                                                  _Email_

hereinafter referred to as THE CLIENT

Both parties recognize the legal requirements for the signing of this contract for the provision of services

GIVEN THAT

a) EALIXIR, is the company that owns the homonymous brand and provides services for the cancellation, de-indexing, anonymization and modification of content on the internet.

b) THE CLIENT wishes to make use of EALIXIR’s services.

c) THE CLIENT entrusts EALIXIR, and accepts this, the assignment of the cancellation or de-indexing or anonymization or modification of contents appearing on the internet and referable to himself.

TERMINOLOGY

For the interpretation of the terms used:

“cancellation” of a content is its final elimination from the source site where it was published; “de-indexing” of a content is when, not being able to permanently delete the published information, action is taken directly on the source site or search engine to prevent whoever searches for the words “name+surname” of a subject from accessing that information; “anonymization” the elimination or reduction to the subject name’s initials so that subsequently, although the content’s web presence persists, the information contained therein will no longer be associated to the searches for the word “name+surname”; “modification of content” the modification of the text within which the subject’s name appears, by means of updating the information in order to attenuate or completely reduce its harmful scope; “page rank downgrade” residually, if for technical or legal reasons, it is not possible to proceed by adopting one of the solutions described above, the unwanted links will be moved beyond the fifth page of search engine results so as to minimize their visibility in favour of contents more consistent with the CLIENT’s professional and personal identity.

1.	OBJECT

This contract relates to:

A)	REMOVAL

1.1 the semantic analysis of the web, the qualitative and quantitative research of the name associated with keywords, the verification of presence in the main black-lists worldwide and the feasibility study.

1.2 the cancellation, anonymization, de-indexing, modification or downgrade in the page rank of contents that are in the links listed in ATTACHMENT 1, upon which the CLIENT gives EALIXIR company the mandate to act.

The CLIENT agrees the search parameter, i.e. the word that once entered in the search engine returns the unwanted contents referred to in ATTACHMENT 1, the following name:

Any search parameter not included in the list will not be subjected to EALIXIR intervention.

B)	NEWSDELETE

The cancellation of the name from the Black lists (          for which the CLIENT gives an intervention mandate to EALIXIR.

2.	RESULT OBLIGATION

EALIXIR guarantees the result on the links object of the mapping referred to in ATTACHMENT 1, previously selected and confirmed by the CLIENT. If one or more of the contents which the CLIENT has entrusted the task to EALIXIR is not cancelled or de-indexed or modified or anonymized, the CLIENT will be entitled to a refund for the amount proportional to the services not carried out.

3.	EXCEPTIONS TO RESULT OBLIGATION

The guarantee does not cover the links not explicitly indicated in ATTACHMENT 1 or the information that may appear on the web after the signing of this contract, reproducing the same or a new content. The performance of EALIXIR regarding such contents will be the subject of a separate and new contract, preceded by a new quote.

4.	INVOICING

EALIXIR will issue an invoice to the CLIENT, upon acceptance of the quote and subsequent signing of the contract. This invoice will include the total amount of the performances, VAT, and other costs for additional services that the CLIENT may agree to (for example, a prosecutor in Court, etc.) with the payment terms.

5.	INTERRUPTION OF SERVICE - EXPRESS TERMINATION CLAUSE

Invoices issued by EALIXIR must be honored with the methods and within the payment terms agreed upon in art. 10 of this contract. In case of non-compliance with this deadline, the CLIENT is in default without the need for a reminder from EALIXIR. EALIXIR has in this case the right to immediately stop the service.

If the CLIENT does not confirm the payment within 5 days of expiry, the contract is considered terminated and the CLIENT will have to EALIXIR the total sum agreed.

6.	RIGHT TO SUBCONTRACTING THE SERVICE

The CLIENT recognises and accepts that EALIXIR, if necessary, reserves the right to subcontracting certain aspects of the service, subject of this contract, to third parties in order to maximise the performance quality.

7.	DURATION OF THE CONTRACT

EALIXIR service will be provided within a maximum period of    months, starting from the date of the signing of this contract.

8.	DISCLAIMER

It may under no circumstances be considered as non-compliance from the side of EALIXIR, that the time limit referred to in Article 7, failing the completion of the procedure, by way of example, in case of requests of de-indexing to the source website or to any other search engine, was due to technical issues (even omissive) attributed to Data Processing Holder, to whom requests for CLIENT protection will be filed.

9.	CONTRACT FINALISATION

The actions to fulfil EALIXIR contract obligations will not start until the CLIENT have paid the amount of the deposit.

10.	PRICE AND PAYMENT METHODS

The price agreed between the parties for the service A) REMOVAL, is

€                                        + VAT (if due);

The price agreed between the parties for the service B) NEWSDELETE, is

€                                        + VAT (if due);

The price agreed between the parties for the service A) + B), is

€                                        + VAT (if due) to be paid as follows:

●	50% upon the signing of this contract;
●	25% of the amount to be paid in 30 days from the signing of the contract;
●	25% of the amount to be paid in 60 days from the signing of the contract.

Payments shall be made to the following bank details:

Recipient:	Ealixir USA Inc.
40 SW 13th Street
Penthouse 1
Miami, Florida 33130

Bank Name:	Bank of America
701 Brickell Ave
Miami FL 33131

Account number:	[*****]
ASA/Routing number:	[*****]
SWIFT:	[*****]
Domestic wires routing:	[*****]

11.	EXCLUSION OF ADVOCACY IN COURT

Under no circumstances, unless the parties separately and expressly agree, this contract includes legal actions or defence procedures of the rights related to reputation and infringements of privacy. In case the CLIENT would request those services, another independent contract will be concluded, the amount of which will be separately agreed.

12.	TRANSPARENT SHARING

The CLIENT will be obliged to provide available documentation, in order to contribute to the achievement of objectives (for example: acquittal verdict, police reports, police records, etc.). In case the CLIENT does not provide such documentation, EALIXIR will continue to provide the contracted service but the guarantee of refund in case of non-achievement of objectives will not be ensured, because of the non-performance by the CLIENT.

The CLIENT acknowledges and declares to have read the EALIXIR Code of Ethics and to accept it. If the CLIENT becomes involved in a serious event (linked to his person or company) in. violation of the Code of Ethics regulations, EALIXIR will have the right to re-discuss and/or cancel the contract. The CLIENT will still be obliged to pay the balance of the contract even in the event of cancellation by EALIXIR.

13.	DATA PRIVACY

EALIXIR guarantees utmost discretion in proceeding information provided by the CLIENT, both for published data about the person, and for the documentation provided to EALIXIR, in strict compliance with the legislation on the processing of personal data and as required from professional secrecy, by using information only for the achievement of the agreed objectives.

14.	US GAAP REVENUE RECOGNITION

The parties agree that EALIXIR, a company listed on the US stock exchange, therefore subject to US GAAP accounting principles, considers the payment of 50% of the total price agreed as revenue pertaining to the service specified in paragraph 1.1.

15.	ATTEMPT AT CONCILIATION

In case of disagreement about the interpretation, validity or execution of this contract, the parties will try to find an amicable settlement to the dispute, before taking legal actions.

16.	COMPETENT COURT

The parties, expressly waiving any other jurisdiction that could be applied, in case of failure of the conciliation attempt pursuant to Art. 15, agree to submit themselves to the will of the Court of Miami for the interpretation, validity or execution of this contract.

For the purposes authorized by the law, the parties have signed in two original copies each having identical effect, in the place and on the date above mentioned.

EALIXIR	CLIENT

Signature √

Place and Date

ATTACHMENT I

Listed below are the links, for which the exercise of rights mentioned in the contract is authorised:

Signature √
Date

ATTACHMENT II

POWER OF ATTORNEY

Mr/Ms_

ID _                                                                 _No._

Social Security Number_

Resident in_

Address_                                                                  _No._

as per attached identity card.

GRANTS POWER OF ATTORNEY

To EALIXIR USA Inc, Tax number EIN: 38-4128522 with headquarters in 40 SW 13th Street, Penthouse 1, Miami - FL 33131, United States of America, and its professionals to exercise rights attributed to itself by privacy law conferring to them the broadest authority and discretion, within the limits set by the current regulation, by advancing specific requests to the holders about the processing of personal data and, in particular, to require, at their own discretion, the de-indexation, cancellation, anonymisation, modification and destruction of personal data via specific requests to be forwarded both to the companies that own the processing of personal data carried out through the main search engines on the market, and to the data controllers carried out by means of the web pages subjected to the indexing of the search engines themselves

Signature √

ATTACHMENT III

Identity document

Signature √

ATTACHMENT IV

NON-DISCLOSURE AGREEMENT (NDA)

The Company EALIXIR USA INC., with headquarters in 40 SW 13th Street, Penthouse 1, Miami - FL 33131, Tax number EIN: 38-4128522 (hereinafter referred to as EALIXIR)

Mr/Ms_

Identity Card_                                                                  _No._

Social Security Number_

Resident in_

Address_                                                                  _No._

Telephone number_

E-mail_

hereinafter referred to as THE CLIENT

GIVEN THAT

1.	The two parties recognize the legal competences necessary to sign the present contract

2.	The two parties want to start a business relationship and mutual collaboration.

3.	During the business relationship the parties have to exchange or create information to regulate their confidentiality and secrecy agreements through the following:

CONDITIONS

1.	SUBJECT

With the present contract the parties formally establish the terms and conditions according to which the parties have to protect the confidentiality of the information made available and created between them.

For the purposes of this contract, all information likely to be communicated in written form, verbally or in any other way or means, material or immaterial, currently known or beyond what is now technically feasible, exchanged later to this agreement is considered confidential information. This agreement does not constitute any license, development contract or such, as the parties are required to comply with the confidentiality agreement of such information. These measures will not be less than those applied by them for the confidential information of their own company.

2.	DURATION

This agreement will have an indefinite duration from the moment of signature. In case of non-renewal of the contract, the two parties are required to return the provided information and commit to the elimination of any copy, in any form and on any medium in which it was stored.

Notwithstanding the preceding paragraph, each party undertakes to respect the confidentiality agreement on information and material exchanged between the parties, indefinitely after the completion of this contract.

3.	CONFIDENTIALITY

The parties undertake to provide all the necessary material, and if confidential, they commit to:

a.	Treat the information with total confidentiality.

b.	Not disclose or confirm the technical information provided by the other party.

c.	Prevent the duplication or disclosure of such information to third parties, unless they have written permission from the other party, and only in terms of such approval.

d.	Limit the access to information to their employees and contractors as far as they may reasonably need it for the performance of agreed tasks.

e.	Do not use the information or fragments of this information for different purposes of the execution of this contract. The parties are responsible to each other for the non-fulfilment of this obligation, both for their employees and for the subcontractors.

The parties maintain confidentiality and will avoid disclosing information to any person who is not an employee or contractor, unless:

a.	The receiving party proves of being aware of the information received previously.

b.	The information received is publicly available.

c.	The information received comes from a third party that does not require secrecy.

4.	PRIOR RIGHTS ON INFORMATION

Any information made available between the parties is exclusive property of the party from whom it was obtained and does not imply the granting of licenses for the purpose of such exchange. None of the parties will use information received from the other party for their own use, unless authorized. Disclosure of information does not mean transfer or assignment of rights, unless some provision is made expressly.

5.	PROPERTY RIGHTS

Any information exchanged is exclusive property of the party from whom it was obtained. None of the parties will use information from the other party for their own independent benefit.

6.	CONFIDENTIALITY AGREEMENT

The parties agree that this agreement is confidential and therefore its disclosure is prohibited.

7.	MODIFICATION AND CANCELLATION

This agreement may only be amended with the express consent of the two parties, on a written document and mentioning the intention of the parties to modify this agreement.

8.	JURISDICTION

The parties undertake to amicably resolve any disagreement concerning the application of this agreement.

In the event of a conflict, the two parties agree to submit to the Court of _                  renouncing their jurisdiction.

Accordingly, both parties sign the present agreement in two original copies each having identical effect at the place and date indicated.

EALIXIR USA Inc	CLIENT

Signature √_

Place and Date

www.ealixir.com